SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

Definitive Information Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

VYCOR MEDICAL, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

No fee required

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VYCOR MEDICAL, INC.

6401 Congress Avenue, Suite 140

Boca Raton, FL 33487

(561) 558-2006

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement has been mailed on or about *, 2012 to the shareholders of record on November 30, 2012 (the “Record Date”) of Vycor Medical, Inc., a Delaware corporation (the “Company”), in connection with certain actions to be taken by the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company, dated as of December 3, 2012. The actions to be taken pursuant to the written consent shall be taken on or about *, 2012, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Adrian Christopher Liddell

Chairman of the Board of Directors

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS, DATED DECEMBER 3, 2012

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company dated December 3, 2012, in lieu of a special meeting of the shareholders. Such action will be taken on or about *, 2012:

1.

To ratify and approve an amendment to our Certificate of Incorporation, as amended (“Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding common stock by a ratio of one-for-one hundred and fifty (1:150) (the “Reverse Stock Split”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of November 30, 2012, the Company's authorized capitalization consisted of 1,500,000,000 shares of common stock, of which 857,249,895 shares were issued and outstanding and 10,000,000 shares of Preferred Stock authorized, of which 100 shares are designated as Series C Convertible Preferred Stock. 39.3 shares of Series C Convertible Preferred Stock are outstanding and convertible into 87,333,328 shares of common stock. Each share of common stock entitles its holder to one vote on each matter submitted to the shareholders. Holders of our Series C Convertible Preferred Stock are not entitled to voting rights as they relate to the actions taken and as discussed herein.  However, because shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of November 30, 2012 have voted in favor of the foregoing action by resolution dated December 3, 2012; and having sufficient voting power to approve such action through their ownership of capital stock, no other shareholder consents will be solicited in connection with this Information Statement.

There are 857,249,895 votes outstanding voting together as a single class. Shareholders of record at the close of business on November 30, 2012, will be entitled to receive this notice and information statement.

 Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2013.

This Information Statement will serve as written notice to shareholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on November 30, 2012 (the “Record Date”) of certain corporate actions expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the voting rights of the Company’s outstanding stock.

Shareholders holding a majority of the voting power of the Company's outstanding stock voted in favor of the corporate matters outlined in this Information Statement, which action is expected to take place on or around *, 2012, consisting of: the approval of the Reverse Stock Split (the “Action”).

Who is Entitled to Notice?

Each outstanding share of Common Stock, as of the Record Date, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company's outstanding capital stock voted in favor of the Action.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the Action consists of the vote of the holders of a majority of the voting power of the outstanding capital stock comprised of the holders of the Company’s outstanding common stock, each of whom is entitled to one vote per share. Shares of Series C Convertible Preferred Stock are not entitled to vote. As of the Record Date, 857,249,895 shares of Common Stock were issued and outstanding.

What Corporate Matters Were Approved?

Shareholders holding a majority of the voting power of our outstanding stock have voted in favor of the following Action:

1.

To ratify and approve an amendment to our Certificate of Incorporation, as amended (“Certificate of Incorporation”) to effectuate the Reverse Stock Split of our issued and outstanding common stock by a ratio of one-for-one hundred and fifty (1:150).

What Vote was Required to Approve the Action?

The affirmative vote of a majority of the voting power of the shares of our stock outstanding on the Record Date was required for approval of the Action. A majority of the voting power of the outstanding shares of stock voted in favor of the Action.

Dissenter’s Right of Appraisal

No action will be taken in connection with the Action described in this Information Statement for which Delaware law, our Certificate of Incorporation or Bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s shares.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Information or Proxy Statements. This means that only one copy of this Information Statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the document to you if you call or write us at the following address or phone number: 6401 Congress Avenue, Suite 140, Boca Raton, FL 33487, (561) 558-2006, Attn: President. If you want to receive separate copies of our Information or Proxy Statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the effectuation of the Reverse Stock Split that is not shared by all other stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of November 30, 2012

•	by each person who is known by us to beneficially own more than 5% of our Common Stock;

•	by each of our officers and directors; and

•	by all of our officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 857,249,895 shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after the Record Date. Unless noted, the address for the following beneficial owners and management is 6401 Congress Avenue, Suite 140. Boca Raton, FL 33487.

Name and Address of Beneficial Owner (2)	Number of Shares Beneficially Owned	Percentage of Class (1)
Heather N. Vinas (4)	5,730,460	*
Pascale Mangiardi	--	--
Steve Girgenti	3,061,325	*
Adrian Christopher Liddell	--	--
David Marc Cantor	--	--
Peter C. Zachariou	--	--
Richard P. Denness	--	--
Oscar Bronsther, MD	1,163,286	*
Fountainhead Capital Management Limited Portman House Hue Street Helier, Jersey JB4 5RP (3)	759,735,544	70.01
All Directors and Officers (6 Persons)	9,955,071	1.16

*       Less than 1%

(1)

In determining beneficial ownership of our common stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of debentures, warrants and options or other convertible instrument which may be acquired within 60 days. In determining the percent of common stock owned by a person or entity on November 30, 2012, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which the beneficial ownership may acquire within 60 days of exercise of debentures, warrants and options, and (b) the denominator is the sum of (i) the total shares of that class outstanding on November 30, 2012 (857,249,895 shares net of any treasury shares) and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the debentures, warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)

In addition, in determining the percent of common stock owned by a person or entity on November 30 2012, (a) the numerator is the number of shares of the class beneficially owned by such person and includes shares which the beneficial owner may acquire within 60 days upon conversion or exercise of a derivative security, and (b) the denominator is the sum of (i) the shares of that class outstanding on November 30, 2012 (857,249,895 shares net of any treasury shares) and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of a derivative security within such 60 day period. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)

The Board of Directors of Fountainhead Capital Management Limited, which is comprised of Berwin Limited (Carole Dodge as signatory) and Moulton Limited (Eileen O’Shea as signatory) holds voting and dispositive power over shares of the Company’s common stock held by Fountainhead Capital Management Limited.

(4)	Includes shares held by Heather N. Vinas, Christopher A. Vinas and Vinas & Company.

 ACTION — AMENDMENT TO THE COMPANY’S CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK

Our board of directors and holders of a majority of the outstanding voting power of the Company’s capital stock have adopted resolutions approving an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split of our issued and outstanding common stock, as described below.

The form of the amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split of our issued and outstanding common stock will be substantially as set forth on Appendix A (subject to any changes required by applicable law).  The Reverse Stock Split would permit (but not require) our board of directors to effect a reverse stock split of our issued and outstanding common stock at a ratio of one-for-one hundred and fifty (1:150).

Our board of directors reserves the right to elect to abandon the Reverse Stock Split, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Upon effectiveness of the Reverse Stock Split, each 150 shares of existing common stock, as determined by our board of directors, will be combined into one share of common stock. Any fractional shares will be rounded up to the next whole number.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our board of directors is effecting the Reverse Stock Split with the primary intent of increasing the market price of our common stock and to make our common stock more attractive to a broader range of institutional and other investors.  The Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split.  In addition to increasing the market price of our common stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below.  Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

We believe that the Reverse Stock Split will enhance our ability to obtain a potential initial listing on a national exchange.  The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share.  The NYSE MKT requires an initial listing bid price of $3.00 (or $2.00 depending on the applicable listing standard). Reducing the number of outstanding shares of our common stock should, absent other  factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock.  As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be approximately 20 days after the mailing of this information statement.  In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Certificate of Incorporation, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Upon effectiveness of the Reverse Stock Split, each 150 shares of existing common stock will be combined into one new share of common stock.  The table below shows, as of November 30, 2012, the number of outstanding shares of common stock (excluding Treasury shares) that would result from the Reverse Stock Split (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for- 150	5,715,000

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number.  In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.  After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.  Our common stock will continue to be listed on the OTCQB under the symbol “VYCO” subject to any future decision of our Board of Directors to list our securities on a stock exchange.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.  Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time.  The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below.  Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.  If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split.  Therefore, we will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock.  This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio of one-for one hundred and fifty (1:150), subject to our treatment of fractional shares.

Accounting Matters

The amendment to the Company’s Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.0001 par value per share.  As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split.  Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the reverse stock split.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Other Matters

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s outstanding capital stock.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2011 and quarterly reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, including the financial statements and financial statement schedule information included therein, as filed with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

December 2, 2012

/s/ Adrian Christopher Liddell

Adrian Christopher Liddell

Chairman of the Board of Directors

APPENDIX A

Certificate of Amendment

of

Certificate of Incorporation

of Vycor Medical, Inc.

Under Section 242 of the Delaware General Corporation Law

Vycor Medical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1.

The amendment to the Corporation’s Certificate of Incorporation, as amended, set forth below, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and thereafter was duly adopted by the consent of the holders of a majority of the outstanding voting stock of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

2.

ARTICLE “FOURTH” of the Corporation’s Certificate of Incorporation shall be amended to include the following language to the end of such PARAGRAPH “FOURTH”, subject to compliance with applicable law:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this amendment to the Corporation’s Certificate of Incorporation, as amended, each 150 shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number.  Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

3.

The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this _____  day of ______  , 2012

Richard P. Denness
Chief Executive Officer